Q3 2025

Earnings Release and Supplemental Information

Elme Marietta

CONTACT:	7550 Wisconsin Ave, Suite 900
Amy Hopkins	Bethesda, MD 20814
Vice President, Investor Relations	Tel 202-774-3253
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

October 23, 2025

Elme Communities Announces Third Quarter 2025 Results
Elme Communities (the “Company” or “Elme”) (NYSE: ELME), a multifamily REIT, reported financial and operating results today for the quarter ended September 30, 2025:

Financial Results
	Three months ended September 30,
	2025	2024
Net loss per diluted share	$(1.40)	$(0.03)
Core FFO per diluted share	0.22	0.23

Operational Highlights
•Same-store multifamily NOI decreased by 1.8% compared to the prior year quarter
•Same-store Average Effective Monthly Rent Per Home increased 1.1% compared to the prior year quarter
•Effective blended Lease Rate Growth was 0.7% for our Same-Store Portfolio during the quarter, comprised of effective new Lease Rate Growth of (4.7)% and effective renewal Lease Rate Growth of 4.3%
•Retention was 65% during the quarter, in line with expectations
•Same-store multifamily Average Occupancy was 94.4% during the quarter, down 0.8% compared to the prior year quarter
Balance Sheet
•Available liquidity was $321 million as of September 30, 2025, consisting of availability under the Company's revolving credit facility and cash on hand
•Year-to-date Net Debt to Adjusted EBITDA ratio was 5.7x
•The Company has only $125 million of debt maturing before 2028 and no secured debt
“Our third-quarter operational performance aligned with our expectations and was consistent with typical seasonal patterns across our portfolio,” said Paul T. McDermott, President and CEO. “Our performance highlights not only the overall stability and quality of our portfolio but also the results of executing our operational platform initiatives and the effectiveness of our team’s efforts as we continue our focus on maximizing value for shareholders.”

Pending Portfolio Sale Transaction and Plan of Sale and Liquidation

As previously announced, Elme has entered into a Purchase and Sale Agreement with an affiliate of Cortland Partners, LLC (the “Purchase Agreement”), providing for the sale of 19 multifamily communities for approximately $1.6 billion (the “Portfolio Sale Transaction”), and the Board of Trustees of Elme announced that it has approved a voluntary plan of sale and liquidation providing for the sale of Elme’s remaining assets and the liquidation and dissolution of Elme (the “Plan of Sale and Liquidation”). The Portfolio Sale Transaction is subject to customary

Elme Communities

closing conditions and both the Portfolio Sale Transaction and the Plan of Sale and Liquidation are subject to approval by Elme’s shareholders at a special meeting to be held on October 30, 2025.

Third Quarter Operating Results
•Multifamily same-store NOI - Same-store NOI decreased 1.8% compared to the corresponding prior year period driven primarily by higher operating expenses. Average occupancy for the quarter decreased 0.8% from the prior year period to 94.4%.
•Other same-store NOI - The Other same-store portfolio is comprised of one asset, Watergate 600. Other same-store NOI decreased by 6.5% compared to the corresponding prior year period due to lower occupancy. Watergate 600 was 82.3% occupied and leased at quarter end.

Real Estate Impairments
During the quarter ended September 30, 2025, the Company recognized an aggregate impairment charge of $111.7 million related to several properties not included as part of the Portfolio Sale Transaction. The estimated cash flows for those certain properties were less than their respective carrying values primarily due to a revision of their estimated holding periods.

Regular Quarterly Dividends
On October 3, 2025, Elme Communities paid a quarterly dividend of $0.18 per share to shareholders of record on September 17, 2025. As previously announced, the Company does not intend to declare and pay future regular quarterly dividends if the Plan of Sale and Liquidation is approved by the Company’s shareholders.

About Elme Communities

Elme Communities is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The Company is a multifamily real estate investment trust that owns and operates approximately 9,400 apartment homes in the Washington, DC metro and the Atlanta metro regions, and owns approximately 300,000 square feet of commercial space.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward-Looking and Cautionary Statements

Certain statements in our earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause our actual results, performance, or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: the satisfaction or waiver of other conditions to closing the Portfolio Sale Transaction pursuant to the Purchase Agreement; the possibility that our shareholders do not approve the Portfolio Sale Transaction and/or Plan of Sale and Liquidation (together, the “Proposed Transactions”) or that other conditions to the closing of the Portfolio Sale Transaction are not satisfied or waived at all or on the anticipated timeline; the possibility that our shareholders approve one but not both of the Portfolio Sale Transaction and the Plan of Sale and Liquidation; unanticipated difficulties or expenditures relating to the Proposed Transactions; changes in the amount and timing of the total liquidating distributions, including but not limited to as a result of unexpected levels of transaction costs, unexpected additional capital or financing

Elme Communities

requirements, delayed or terminated closings, defaults under future sale agreements pursuant to the Plan of Sale and Liquidation, liquidation costs or unpaid or additional liabilities and obligations, including but not limited to tax liabilities; the inability to close our proposed new debt financing on the terms or timeline or for the amount anticipated, including the anticipated fees associated with the repayment of our existing indebtedness; the possibility of converting to a liquidating trust or other liquidating entity; the ability of our board of trustees to terminate the Plan of Sale and Liquidation, whether or not approved by shareholders; the possibility that we do not reserve adequate funds to cover expenses and liabilities, and the possibility that our creditors, in that instance, could seek repayment from our shareholders up to the amount of the total liquidating distributions; the response of our residents, tenants and business partners to the announcement of the Proposed Transactions; potential difficulties in retaining our executive officers and other key personnel as a result of announcement of the Proposed Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the Portfolio Sale Transaction; the outcome of legal proceedings that may be instituted against us, our trustees and others related to the Proposed Transactions; the risk that disruptions caused by or relating to the Proposed Transactions will harm our ongoing business, including current plans and operations; risks relating to the market value of our common shares, including following approval of the Proposed Transactions by our shareholders and any requirements that certain institutional shareholders sell their common shares; risks relating to the delisting of our common shares from the NYSE; risks relating to the expense of complying with public company reporting requirements; risks associated with the limitations set forth in the Purchase Agreement regarding our ability to pursue alternatives to the Portfolio Sale Transaction; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transactions; restrictions during the pendency of the Portfolio Sale Transaction that may impact our ability to pursue certain business opportunities or strategic transactions; risks associated with any change in our basis of accounting; general risks affecting the real estate industry and local real estate markets, including, without limitation, the market value of our properties and potential illiquidity of our remaining real estate investments; the economic health of the areas in which our properties are located, particularly with respect to the greater Washington, DC metro and Sunbelt regions; reductions in or actual or threatened changes to the timing of federal government spending; the economic health of our residents; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdowns or recessions, tariffs and trade barriers, supply chain disruptions and geopolitical conflicts); risks related to our ability to control our expenses if revenues decrease; compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; risks related to legal proceedings, including those proceedings related to the Proposed Transactions; risks related to not having adequate insurance to cover potential losses; changes in the market value of securities, including following approval of the Proposed Transactions by our shareholders; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of share ownership; whether or not the sale of one or more of our properties may be considered a prohibited transaction under the Code; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; the risks associated with ownership of real estate in general and our real estate assets in particular; and general economic and market developments and conditions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2025	2024	2025	2024
Revenue
Real estate rental revenue	$62,103	$61,055	$185,695	$180,671
Expenses
Property operating and maintenance	16,050	14,095	44,849	41,555
Real estate taxes and insurance	8,089	8,163	23,946	24,404
Property management	2,263	2,235	6,765	6,628
General and administrative	14,064	6,354	30,982	18,688
Depreciation and amortization	23,771	23,474	70,570	72,312
Real estate impairment	111,719	—	111,719	—
	175,956	54,321	288,831	163,587
Real estate operating income	(113,853)	6,734	(103,136)	17,084
Other income (expense)
Interest expense	(9,661)	(9,557)	(28,619)	(28,435)
Loss on extinguishment of debt	—	(147)	—	(147)
Other income	—	—	—	1,410
	(9,661)	(9,704)	(28,619)	(27,172)
Net loss	$(123,514)	$(2,970)	$(131,755)	$(10,088)

Net loss	$(123,514)	$(2,970)	$(131,755)	$(10,088)
Depreciation and amortization	23,771	23,474	70,570	72,312
Real estate impairment - depreciable assets	109,981	—	109,981	—
NAREIT funds from operations	$10,238	$20,504	$48,796	$62,224

Non-cash loss on extinguishment of debt	$—	$147	$—	$147
Leasing commissions capitalized	—	(30)	(4)	(30)
Recurring capital improvements	(4,525)	(2,284)	(10,645)	(7,199)
Straight-line rents, net	93	26	259	66
Non-real estate depreciation & amortization of debt costs	1,270	1,326	3,810	3,755
Amortization of lease intangibles, net	(167)	(201)	(503)	(526)
Amortization and expensing of restricted share and unit compensation	1,642	1,578	4,755	3,713
Real estate impairment - other	1,738	—	1,738	—
Adjusted funds from operations	$10,289	$21,066	$48,206	$62,150

Elme Communities

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2025	2024	2025	2024
Net loss	(Basic)	$(1.40)	$(0.03)	$(1.50)	$(0.12)
	(Diluted)	$(1.40)	$(0.03)	$(1.50)	$(0.12)
NAREIT FFO	(Basic)	$0.12	$0.23	$0.55	$0.71
	(Diluted)	$0.11	$0.23	$0.55	$0.70

Dividends paid		$0.18	$0.18	$0.54	$0.54

Weighted average shares outstanding - basic		88,109	87,930	88,089	87,909
Weighted average shares outstanding - diluted		88,109	87,930	88,089	87,909
Weighted average shares outstanding - diluted (for NAREIT FFO)		88,588	87,994	88,487	87,956

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Land	$358,359	$383,808
Income producing property	1,891,472	1,999,525
	2,249,831	2,383,333
Accumulated depreciation and amortization	(638,522)	(618,299)
Net income producing property	1,611,309	1,765,034
Properties under development or held for future development	30,980	30,980
Total real estate held for investment, net	1,642,289	1,796,014
Cash and cash equivalents	7,088	6,144
Restricted cash	2,293	2,465
Rents and other receivables	13,313	12,511
Prepaid expenses and other assets	21,876	28,628
Total assets	$1,686,859	$1,845,762

Liabilities
Notes payable, net	$523,329	$522,953
Line of credit	186,000	176,000
Accounts payable and other liabilities	41,656	36,293
Dividend payable	15,943	15,898
Advance rents	4,761	6,257
Tenant security deposits	5,991	6,283
Total liabilities	777,680	763,684

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 88,161 and 88,029 shares issued and outstanding, as of September 30, 2025 and December 31, 2024, respectively	882	880
Additional paid in capital	1,744,621	1,740,078
Distributions in excess of net income	(825,659)	(646,095)
Accumulated other comprehensive loss	(10,939)	(13,066)
Total shareholders' equity	908,905	1,081,797

Noncontrolling interests in subsidiaries	274	281
Total equity	909,179	1,082,078

Total liabilities and equity	$1,686,859	$1,845,762

Elme Communities

The following tables contain reconciliations of net loss to NOI and same-store NOI for the periods presented (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(123,514)	$(2,970)	$(131,755)	$(10,088)
Adjustments:
Property management expense	2,263	2,235	6,765	6,628
General and administrative expense	14,064	6,354	30,982	18,688
Real estate depreciation and amortization	23,771	23,474	70,570	72,312
Real estate impairment	111,719	—	111,719	—
Interest expense	9,661	9,557	28,619	28,435
Loss on extinguishment of debt	—	147	—	147
Other income	—	—	—	(1,410)
Total Net Operating Income (NOI)	$37,964	$38,797	$116,900	$114,712

Multifamily NOI:
Same-store Portfolio	$35,043	$35,668	$107,987	$105,165
Development	(62)	(61)	(186)	(175)
Total	34,981	35,607	107,801	104,990

Other NOI (Watergate 600)	2,983	3,190	9,099	9,722
Total NOI	$37,964	$38,797	$116,900	$114,712

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
Net loss		$(123,514)	$(2,970)	$(131,755)	$(10,088)
Add:
Real estate depreciation and amortization		23,771	23,474	70,570	72,312
Real estate impairment - depreciable assets		109,981	—	109,981	—
NAREIT funds from operations		10,238	20,504	48,796	62,224
Add/(deduct):
Other non-operating expenses(1)		7,521	—	12,065	60
Loss on extinguishment of debt		—	147	—	147
Severance expense		—	13	—	77
Gain on land easements		—	—	—	(1,410)
Real estate impairment - other		1,738	—	1,738	—
Core funds from operations		$19,497	$20,664	$62,599	$61,098

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2025	2024	2025	2024
NAREIT FFO	(Basic)	$0.12	$0.23	$0.55	$0.71
	(Diluted)	$0.11	$0.23	$0.55	$0.70
Core FFO	(Basic)	$0.22	$0.23	$0.71	$0.69
	(Diluted)	$0.22	$0.23	$0.70	$0.69

Weighted average shares outstanding - basic		88,109	87,930	88,089	87,909
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		88,588	87,994	88,487	87,956

(1) Other non-operating expenses during 2025 consist of advisory and legal services provided by third parties related to the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC in Q1 2025 and our previously announced formal strategic alternatives review, Portfolio Sale Transaction and Plan of Sale and Liquidation.

Elme Communities

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(123,514)	$(2,970)	$(131,755)	$(10,088)
Add/(deduct):
Interest expense	9,661	9,557	28,619	28,435
Real estate depreciation and amortization	23,771	23,474	70,570	72,312
Real estate impairment	111,719	—	111,719	—
Non-real estate depreciation	200	160	597	468
Severance expense	—	13	—	77
Other non-operating expenses(1)	7,521	—	12,065	60
Loss on extinguishment of debt	—	147	—	147
Gain on land easements	—	—	—	(1,410)
Adjusted EBITDA	$29,358	$30,381	$91,815	$90,001

(1) Other non-operating expenses during 2025 consist of advisory and legal services provided by third parties related to the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC in Q1 2025 and our previously announced formal strategic alternatives review, Portfolio Sale Transaction and Plan of Sale and Liquidation.

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities, adjustment to deferred taxes, write-off of pursuit costs and gain on land easements. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations (“Core AFFO”) is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) expenses consisting of advisory and legal services provided by third parties related to our previously announced formal strategic alternatives review and the previously disclosed cooperation agreement, (5) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (6) write-off of pursuit costs, (7) adjustment to deferred taxes and (8) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) expenses consisting of advisory and legal services provided by third parties related to our previously announced formal strategic alternatives review and the previously disclosed cooperation agreement, (5) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (6) write-off of pursuit costs, (7) adjustment to deferred taxes and (8) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by the 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) 2018 NAREIT FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for real estate investment trusts (“REITs”), and believe it is a useful metric because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP supplemental measure to net income.
Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period.

Elme Communities

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, acquisition and structuring expenses, gain/loss from non-disposal activities and gain on land easements by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The “blended” rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard”. This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.
Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.

Elme Communities

Same-store Portfolio includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as “same-store” or “non-same-store” for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: “Same-store multifamily” which is comprised of our same-store apartment communities and “Other same-store” which is comprised of our Watergate 600 commercial property.

Table of Contents
September 30, 2025

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended				Three Months Ended
OPERATING RESULTS	September 30, 2025		September 30, 2024		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024
Revenues
Real estate rental revenue	$185,695		$180,671		$62,103		$62,099		$61,493		$61,264		$61,055
Expenses
Property operating and maintenance	(44,849)		(41,555)		(16,050)		(14,624)		(14,175)		(14,727)		(14,095)
Real estate taxes and insurance	(23,946)		(24,404)		(8,089)		(8,038)		(7,819)		(8,015)		(8,163)
Property management	(6,765)		(6,628)		(2,263)		(2,256)		(2,246)		(2,233)		(2,235)
General and administrative	(30,982)		(18,688)		(14,064)		(7,689)		(9,229)		(6,281)		(6,354)
Depreciation and amortization	(70,570)		(72,312)		(23,771)		(23,560)		(23,239)		(23,623)		(23,474)
Real estate impairment	(111,719)		—		(111,719)		—		—		—		—
	(288,831)		(163,587)		(175,956)		(56,167)		(56,708)		(54,879)		(54,321)
Real estate operating income	(103,136)		17,084		(113,853)		5,932		4,785		6,385		6,734
Other (expense) income
Interest expense	(28,619)		(28,435)		(9,661)		(9,498)		(9,460)		(9,400)		(9,557)
Loss on extinguishment of debt	—		(147)		—		—		—		—		(147)
Other income	—		1,410		—		—		—		—		—
Net loss	$(131,755)		$(10,088)		$(123,514)		$(3,566)		$(4,675)		$(3,015)		$(2,970)
Per Share Data:
Net loss	$(1.50)		$(0.12)		$(1.40)		$(0.04)		$(0.05)		$(0.03)		$(0.03)
Fully diluted weighted average shares outstanding	88,089		87,909		88,109		88,093		88,064		87,955		87,930
Percentage of Revenues:
General and administrative expenses	16.7%		10.3%		22.6%		12.4%		15.0%		10.3%		10.4%
Net loss	(71.0)%		(5.6)%		(198.9)%		(5.7)%		(7.6)%		(4.9)%		(4.9)%
Ratios:
Adjusted EBITDA(1) / Interest expense	3.2	x	3.2	x	3.0	x	3.3	x	3.3	x	3.2	x	3.2	x
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 10 for the definition of Adjusted EBITDA and page 25 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets
Land	$358,359	$383,808	$383,808	$383,808	$383,808
Income producing property	1,891,472	2,013,831	2,004,162	1,999,525	1,986,596
	2,249,831	2,397,639	2,387,970	2,383,333	2,370,404
Accumulated depreciation and amortization	(638,522)	(662,209)	(640,061)	(618,299)	(595,533)
Net income producing property	1,611,309	1,735,430	1,747,909	1,765,034	1,774,871
Properties under development or held for future development	30,980	30,980	30,980	30,980	30,980
Total real estate held for investment, net	1,642,289	1,766,410	1,778,889	1,796,014	1,805,851
Cash and cash equivalents	7,088	4,786	6,396	6,144	4,840
Restricted cash	2,293	2,307	2,556	2,465	2,358
Rents and other receivables	13,313	12,250	12,206	12,511	12,676
Prepaid expenses and other assets	21,876	24,451	27,532	28,628	27,434
Total assets	$1,686,859	$1,810,204	$1,827,579	$1,845,762	$1,853,159
Liabilities
Notes payable, net	$523,329	$523,196	$523,061	$522,953	$522,914
Line of credit	186,000	175,000	182,000	176,000	168,000
Accounts payable and other liabilities	41,656	38,230	31,082	36,293	36,295
Dividend payable	15,943	15,947	15,943	15,898	15,906
Advance rents	4,761	5,079	6,010	6,257	4,801
Tenant security deposits	5,991	6,282	6,282	6,283	6,270
Total liabilities	777,680	763,734	764,378	763,684	754,186
Equity
Preferred shares, $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	882	882	882	880	880
Additional paid-in capital	1,744,621	1,743,161	1,741,220	1,740,078	1,739,319
Distributions in excess of net income	(825,659)	(686,226)	(666,713)	(646,095)	(627,186)
Accumulated other comprehensive loss	(10,939)	(11,624)	(12,467)	(13,066)	(14,323)
Total shareholders' equity	908,905	1,046,193	1,062,922	1,081,797	1,098,690
Noncontrolling interests in subsidiaries	274	277	279	281	283
Total equity	909,179	1,046,470	1,063,201	1,082,078	1,098,973
Total liabilities and equity	$1,686,859	$1,810,204	$1,827,579	$1,845,762	$1,853,159

NAREIT Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Funds from operations (FFO)
Net loss	$(131,755)	$(10,088)	$(123,514)	$(3,566)	$(4,675)	$(3,015)	$(2,970)
Real estate depreciation and amortization	70,570	72,312	23,771	23,560	23,239	23,623	23,474
Real estate impairment - depreciable assets	109,981	—	109,981	—	—	—	—
NAREIT funds from operations (FFO)(1)	48,796	62,224	10,238	19,994	18,564	20,608	20,504
Loss on extinguishment of debt	—	147	—	—	—	—	147
Severance expense	—	77	—	—	—	—	13
Other non-operating expenses(2)	12,065	60	7,521	1,503	3,041	128	—
Real estate impairment - other	1,738	—	1,738	—	—	—	—
Gain on land easements	—	(1,410)	—	—	—	—	—
Core FFO(1)	$62,599	$61,098	$19,497	$21,497	$21,605	$20,736	$20,664

Allocation to participating securities(3)	(260)	(236)	(83)	(88)	(89)	(50)	(78)

NAREIT FFO per share - basic	$0.55	$0.71	$0.12	$0.23	$0.21	$0.23	$0.23
NAREIT FFO per share - fully diluted	$0.55	$0.70	$0.11	$0.23	$0.21	$0.23	$0.23

Core FFO per share - fully diluted	$0.70	$0.69	$0.22	$0.24	$0.24	$0.24	$0.23

Common dividend per share	$0.54	$0.54	$0.18	$0.18	$0.18	$0.18	$0.18

Average shares - basic	88,089	87,909	88,109	88,093	88,064	87,955	87,930
Average shares - fully diluted (for NAREIT FFO and Core FFO)	88,487	87,956	88,588	88,414	88,457	88,001	87,994

NAREIT Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Adjusted funds from operations (AFFO)(1)
NAREIT FFO(1)	$48,796	$62,224	$10,238	$19,994	$18,564	$20,608	$20,504
Non-cash loss on extinguishment of debt	—	147	—	—	—	—	147
Leasing commissions capitalized	(4)	(30)	—	(4)	—	(107)	(30)
Recurring capital improvements	(10,645)	(7,199)	(4,525)	(3,203)	(2,917)	(3,143)	(2,284)
Straight-line rent, net	259	66	93	86	80	41	26
Non-real estate depreciation and amortization of debt costs	3,810	3,755	1,270	1,269	1,271	1,303	1,326
Amortization of lease intangibles, net	(503)	(526)	(167)	(167)	(169)	(184)	(201)
Amortization and expensing of restricted share and unit compensation	4,755	3,713	1,642	1,740	1,373	1,504	1,578
Real estate impairment - other	1,738	—	1,738	—	—	—	—
AFFO(1)	48,206	62,150	10,289	19,715	18,202	20,022	21,066
Non-share-based severance expense	—	77	—	—	—	—	13
Other non-operating expenses(2)	12,065	60	7,521	1,503	3,041	128	—
Gain on land easements	—	(1,410)	—	—	—	—	—
Core AFFO(1)	$60,271	$60,877	$17,810	$21,218	$21,243	$20,150	$21,079
______________________________
(1) See “Definitions” on page 10 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Other non-operating expenses during 2025 consist of advisory and legal services provided by third parties related to the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC in Q1 2025 and our previously announced formal strategic alternatives review, Portfolio Sale Transaction and Plan of Sale and Liquidation.

(3) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of September 30, 2025	Nine Months Ended		Three Months Ended
		September 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Rental and other property revenues
Same-store rental and other property operations (1)	9,374	$172,377	$166,790	$57,687	$57,683	$57,007	$56,848	$56,427

Property operating expenses
Same-store		64,390	61,625	22,644	21,200	20,546	21,208	20,759
Development		186	175	62	61	63	58	61
Total property operating expenses		$64,576	$61,800	$22,706	$21,261	$20,609	$21,266	$20,820

Net Operating Income (NOI)(2)
Same-store		107,987	105,165	35,043	36,483	36,461	35,640	35,668
Development		(186)	(175)	(62)	(61)	(63)	(58)	(61)
Total NOI		$107,801	$104,990	$34,981	$36,422	$36,398	$35,582	$35,607

Same-store metrics
Operating margin(3)		63%	63%	61%	63%	64%	63%	63%
Retention		63%	65%	65%	62%	62%	69%	66%

Same-store effective lease rate growth
New		(3.6)%	(1.6)%	(4.7)%	(3.3)%	(2.0)%	(3.9)%	(2.2)%
Renewal		4.7%	5.2%	4.3%	4.9%	5.0%	4.9%	4.4%
Blended		1.2%	2.3%	0.7%	1.3%	1.9%	1.0%	1.8%
______________________________

(1) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $7.1 million and $6.8 million for the nine months ended September 30, 2025 and 2024 respectively, and $2.4 million, $2.3 million, $2.4 million, $2.4 million and $2.3 million for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.

(2) NOI is a non-GAAP measure. See “Definitions” on page 10 for the definition of NOI and reconciliation of Net loss to NOI on page 30.
(3) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q3 2025	Q3 2024	% Chg	Q3 2025	Q3 2024	% Chg	Q3 2025	Q3 2024	% Chg	Q3 2025	Q3 2024	% Chg	Q3 2025	Q3 2024	% Chg
Virginia	5,550	$38,063	$36,963	3.0%	$13,034	$11,879	9.7%	$25,029	$25,084	(0.2)%	95.7%	96.7%	(1.0)%	$2,094	$2,035	2.9%
DC / Maryland	1,515	9,158	9,263	(1.1)%	3,757	3,320	13.2%	5,401	5,943	(9.1)%	94.6%	96.0%	(1.4)%	2,007	1,986	1.1%
Georgia	2,309	10,466	10,201	2.6%	5,853	5,560	5.3%	4,613	4,641	(0.6)%	91.4%	91.0%	0.4%	1,450	1,520	(4.6)%
Total	9,374	$57,687	$56,427	2.2%	$22,644	$20,759	9.1%	$35,043	$35,668	(1.8)%	94.4%	95.2%	(0.8)%	$1,921	$1,900	1.1%

Sequential Comparison	Apt Homes	Q3 2025	Q2 2025	% Chg	Q3 2025	Q2 2025	% Chg	Q3 2025	Q2 2025	% Chg	Q3 2025	Q2 2025	% Chg	Q3 2025	Q2 2025	% Chg
Virginia	5,550	$38,063	$37,794	0.7%	$13,034	$12,381	5.3%	$25,029	$25,413	(1.5)%	95.7%	96.4%	(0.7)%	$2,094	$2,077	0.8%
DC / Maryland	1,515	9,158	9,247	(1.0)%	3,757	3,480	8.0%	5,401	5,767	(6.3)%	94.6%	94.9%	(0.3)%	2,007	1,995	0.6%
Georgia	2,309	10,466	10,642	(1.7)%	5,853	5,339	9.6%	4,613	5,303	(13.0)%	91.4%	90.2%	1.2%	1,450	1,466	(1.1)%
Total	9,374	$57,687	$57,683	—%	$22,644	$21,200	6.8%	$35,043	$36,483	(3.9)%	94.4%	94.7%	(0.3)%	$1,921	$1,913	0.4%

Year-to-Date Comparison	Apt Homes	YTD 2025	YTD 2024	% Chg	YTD 2025	YTD 2024	% Chg	YTD 2025	YTD 2024	% Chg	YTD 2025	YTD 2024	% Chg	YTD 2025	YTD 2024	% Chg
Virginia	5,550	$113,001	$108,593	4.1%	$37,591	$36,222	3.8%	$75,410	$72,371	4.2%	96.2%	96.4%	(0.2)%	$2,077	$2,010	3.3%
DC / Maryland	1,515	27,704	27,518	0.7%	10,613	9,983	6.3%	17,091	17,535	(2.5)%	94.8%	95.4%	(0.6)%	1,998	1,971	1.4%
Georgia	2,309	31,672	30,679	3.2%	16,186	15,420	5.0%	15,486	15,259	1.5%	90.7%	90.0%	0.7%	1,468	1,540	(4.7)%
Total	9,374	$172,377	$166,790	3.3%	$64,390	$61,625	4.5%	$107,987	$105,165	2.7%	94.6%	94.6%	—%	$1,914	$1,888	1.4%

______________________________
(1) NOI is a non-GAAP measure. See “Definitions” on page 10 for the definition of NOI and reconciliation of Net loss to NOI on page 30.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q3 2025	Q3 2024	$ Change	% Change	% of Q3 2025 Total
Controllable operating expenses(1)	$11,730	$9,790	$1,940	19.8%	51.8%
Real estate taxes	6,026	6,232	(206)	(3.3)%	26.6%
Utilities	3,531	3,536	(5)	(0.1)%	15.6%
Insurance	1,357	1,201	156	13.0%	6.0%
Total same-store operating expenses	22,644	20,759	1,885	9.1%	100.0%
Utility reimbursements	(2,430)	(2,304)	(126)	5.5%
Total same-store operating expenses, net of utility reimbursements	$20,214	$18,455	$1,759	9.5%

Sequential Comparison	Q3 2025	Q2 2025	$ Change	% Change	% of Q3 2025 Total
Controllable operating expenses(1)	$11,730	$10,610	$1,120	10.6%	51.8%
Real estate taxes	6,026	6,099	(73)	(1.2)%	26.6%
Utilities	3,531	3,255	276	8.5%	15.6%
Insurance	1,357	1,236	121	9.8%	6.0%
Total same-store operating expenses	22,644	21,200	1,444	6.8%	100.0%
Utility reimbursements	(2,430)	(2,322)	(108)	4.7%
Total same-store operating expenses, net of utility reimbursements	$20,214	$18,878	$1,336	7.1%

Year-to-Date Comparison	YTD 2025	YTD 2024	$ Change	% Change	% of YTD 2025 Total
Controllable operating expenses(1)	$32,025	$29,186	$2,839	9.7%	49.7%
Real estate taxes	18,003	18,636	(633)	(3.4)%	28.0%
Utilities	10,533	10,219	314	3.1%	16.4%
Insurance	3,829	3,584	245	6.8%	5.9%
Total same-store operating expenses	64,390	61,625	2,765	4.5%	100.0%
Utility reimbursements	(7,120)	(6,793)	(327)	4.8%
Total same-store operating expenses, net of utility reimbursements	$57,270	$54,832	$2,438	4.4%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other

Multifamily Communities
September 30, 2025

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.3%	93.9%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	94.0%	91.9%	1%
Elme Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	96.5%	96.2%	5%
Riverside Apartments	Alexandria, VA	1222	B Value-Add	2016	1971	95.8%	95.0%	13%
Bennett Park	Arlington, VA	224	A-	N/A	2007	96.0%	96.0%	4%
Park Adams	Arlington, VA	200	B Value-Add	1969	1959	95.7%	93.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	96.1%	92.6%	2%
The Paramount	Arlington, VA	135	B	2013	1984	96.2%	94.8%	2%
The Wellington	Arlington, VA	710	B Value-Add	2015	1960	96.5%	95.8%	8%
Trove	Arlington, VA	401	A	N/A	2020	95.9%	96.0%	5%
Roosevelt Towers	Falls Church, VA	191	B Value-Add	1965	1964	96.6%	93.7%	2%
Elme Dulles	Herndon, VA	328	B Value-Add	2019	2000	97.2%	97.3%	4%
Elme Herndon (3)	Herndon, VA	283	B Value-Add	2019	1991	96.1%	94.3%	3%
Elme Leesburg	Leesburg, VA	134	B Value-Add	2019	1986	97.0%	96.3%	2%
Elme Manassas	Manassas, VA	408	B Value-Add	2019	1986	96.1%	95.1%	4%
The Ashby at McLean	McLean, VA	268	B Value-Add	1996	1982	97.7%	97.8%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	94.6%	92.8%	3%
Kenmore Apartments	Washington, DC	371	B Value-Add	2008	1948	93.0%	92.5%	3%
Yale West	Washington, DC	216	A-	2014	2011	93.9%	90.3%	3%
Maryland
Elme Bethesda	Bethesda, MD	193	B	1997	1986	95.9%	96.4%	2%
Elme Watkins Mill	Gaithersburg, MD	210	B	2019	1975	95.9%	94.3%	2%
Elme Germantown	Germantown, MD	218	B Value-Add	2019	1990	96.9%	96.8%	2%
Georgia
Elme Druid Hills	Atlanta, GA	500	B Value-Add	2023	1987	93.5%	93.4%	4%
Elme Conyers	Conyers, GA	240	B	2021	1999	90.8%	90.8%	1%

Multifamily Communities (continued)
September 30, 2025

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Georgia
Elme Marietta (3)	Marietta, GA	420	B Value-Add	2022	1975	88.9%	89.8%	2%
Elme Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	89.2%	92.0%	2%
Elme Cumberland	Smyrna, GA	270	B Value-Add	2022	1982	93.6%	93.0%	2%
Elme Eagles Landing	Stockbridge, GA	490	B Value-Add	2021	2000	89.0%	90.6%	2%
Total multifamily communities		9,374				94.6%	94.1%	92%
______________________________
(1) For the nine months ended September 30, 2025.
(2) NOI is a non-GAAP measure. See “Definitions” on page 10 for the definition of NOI and reconciliation of Net loss to NOI on page 29.
(3) A fire occurred within the Elme Marietta community on March 24, 2024, which resulted in 24 down units that were unavailable for use. During the current quarter, 15 units were placed into service and of those units, 9 were leased as of September 30, 2025. We anticipate that the remainder of the units will be placed back in service by the end of the fourth quarter of 2025. Separately, a fire occurred within the Elme Herndon community on July 20, 2025, which resulted in 12 down units that are unavailable for use. We are currently assessing the timeline for these units to be placed back in service. Metrics for both communities have not been adjusted for the down units. We continue to engage with our insurance provider to determine potential insurance proceeds and coverage under our business interruption insurance.

Office Property
September 30, 2025

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	82.3%	82.3%	8%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the nine months ended September 30, 2025.
(3) NOI is a non-GAAP measure. See “Definitions” on page 10 for the definition of NOI and reconciliation of Net loss to NOI on page 29.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Adjusted EBITDA(1)

Net loss	$(131,755)	$(10,088)	$(123,514)	$(3,566)	$(4,675)	$(3,015)	$(2,970)
Add/(deduct):
Interest expense	28,619	28,435	9,661	9,498	9,460	9,400	9,557
Real estate depreciation and amortization	70,570	72,312	23,771	23,560	23,239	23,623	23,474
Real estate impairment	111,719	—	111,719	—	—	—	—
Non-real estate depreciation	597	468	200	198	199	168	160
Severance expense	—	77	—	—	—	—	13
Other non-operating expenses(2)	12,065	60	7,521	1,503	3,041	128	—
Loss on extinguishment of debt	—	147	—	—	—	—	147
Gain on land easements	—	(1,410)	—	—	—	—	—
Adjusted EBITDA	$91,815	$90,001	$29,358	$31,193	$31,264	$30,304	$30,381
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(1) Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 10 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.
(2) Other non-operating expenses during 2025 consist of advisory and legal services provided by third parties related to the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC in Q1 2025 and our previously announced formal strategic alternatives review, Portfolio Sale Transaction and Plan of Sale and Liquidation.

Long Term Debt Analysis (Dollars in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Balances Outstanding

Unsecured
Fixed rate bonds	$398,389	$398,301	$398,212	$398,123	$398,034
Term loan(1)	124,940	124,895	124,849	124,830	124,880
Credit facility	186,000	175,000	182,000	176,000	168,000
Total	$709,329	$698,196	$705,061	$698,953	$690,914

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(2)	5.8%	5.8%	5.8%	4.7%	4.7%
Credit facility	5.2%	5.3%	5.3%	5.3%	5.8%
Weighted Average	4.9%	4.9%	4.9%	4.7%	4.9%
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(1) In the first quarter of 2023, Elme Communities entered into a $125.0 million unsecured term loan (“2023 Term Loan”) with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The original term of the 2023 Term Loan had a two-year term ending in January 2025, with two one-year extension options. In the fourth quarter of 2024, we exercised one of two one-year extension options to extend the maturity of the loan to January 10, 2026.

(2) In the first quarter of 2023, Elme Communities entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s initial maturity date of January 10, 2025. In the second quarter of 2024, we entered into two forward interest rate swap arrangements with an aggregate notional amount of $150.0 million beginning on January 10, 2025 through the loan maturity date of January 10, 2026. These forward interest rate swap arrangements effectively fix (i) a portion of our variable rate debt based on an adjusted daily SOFR at 4.72% (subject to applicable interest rate margins) and (ii) the 2023 Term Loan’s interest rate at 5.77% beginning on January 10, 2025 through the loan maturity date of January 10, 2026.

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 26).

Long Term Debt Maturities (in thousands, except average interest rates)
September 30, 2025

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2025	$—		$—		$—	—%
2026	125,000	(1)	—		125,000	5.8%
2027	—		—		—	—%
2028	50,000		186,000	(2)	236,000	5.6%
2029	—		—		—	—%
Thereafter	350,000		—		350,000	4.1%
Scheduled principal payments	$525,000		$186,000		$711,000	4.9%
Net discounts/premiums	(54)		—		(54)
Loan costs, net of amortization	(1,616)		—		(1,616)
Total maturities	$523,330		$186,000		$709,330	4.9%
Weighted average maturity = 3.6 years
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(1) In the first quarter of 2023, we entered into a $125.0 million 2023 Term Loan with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The original term of the 2023 Term Loan had an initial two-year term ending in January 2025, with two one-year extension options. In the fourth quarter of 2024, we exercised one of two one-year extension options to extend the maturity of the loan to January 10, 2026. In the first quarter of 2023, Elme Communities entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest rate at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s initial maturity date of January 10, 2025. In the second quarter of 2024, we entered into two forward interest rate swap arrangements with an aggregate notional amount of $150.0 million beginning on January 10, 2025 through the loan maturity date of January 10, 2026. These forward interest rate swap arrangements effectively fix (i) a portion of our variable rate debt based on an adjusted daily SOFR at 4.72% (subject to applicable interest rate margins) and (ii) the 2023 Term Loan’s interest rate at 5.77% beginning on January 10, 2025 through the loan maturity date of January 10, 2026.

(2) In the third quarter of 2024, we executed an amended and restated credit agreement (the “Amended Credit Agreement”) that provides for a revolving credit facility of $500.0 million that matures in July 2028, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loan		Notes Payable
	Quarter Ended September 30, 2025	Covenant	Quarter Ended September 30, 2025	Covenant	Quarter Ended September 30, 2025	Covenant
% of Total Indebtedness to Total Assets(1)	35.2%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	2.9	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.8	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3) (7)	N/A	N/A	29.7%	≤ 60.0%	28.5%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.35	≥ 1.50	3.35	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3) (7)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6) (7)	N/A	N/A	29.7%	≤ 60.0%	28.5%	≤ 60.0%
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(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

(7) For the line of credit and 2023 Term Loan, Watergate 600 is valued at its undepreciated GAAP book value for Consolidated Total Asset Value and Unencumbered Pool Value.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024
Market Data

Shares Outstanding			88,161		88,162		88,157		88,029		88,010
Market Price per Share			$16.86		$15.90		$17.40		$15.27		$17.59
Equity Market Capitalization			$1,486,394		$1,401,776		$1,533,932		$1,344,203		$1,548,096

Total Debt			$709,329		$698,196		$705,061		$698,953		$690,914
Total Market Capitalization			$2,195,723		$2,099,972		$2,238,993		$2,043,156		$2,239,010

Total Debt to Market Capitalization			0.32	:1	0.33	:1	0.31	:1	0.34	:1	0.31	:1

Earnings to Fixed Charges(1)			(11.8)x		0.6x		0.5x		0.7x		0.7x
Debt Service Coverage Ratio(2)			3.0x		3.3x		3.3x		3.2x		3.2x

Dividend Data	Nine Months Ended		Three Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024
Total Dividends Declared	$47,809	$47,707	$15,919		$15,947		$15,943		$15,894		$15,906
Common Dividend Declared per Share	$0.54	$0.54	$0.18		$0.18		$0.18		$0.18		$0.18
Payout Ratio (Core FFO basis)(3)	77.1%	78.3%	81.8%		75.0%		75.0%		75.0%		78.3%
Payout Ratio (Core AFFO basis)(4)	79.4%	78.3%	90.0%								75.0%
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(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes real estate impairment of $111.7 million for the three months ended September 30, 2025.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 10 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the Core FFO per share. Core FFO is a non-GAAP measure. See “Definitions” on page 10 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the Core AFFO per share. Core AFFO is a non-GAAP measure. See “Definitions” on page 10 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Nine Months Ended		Three Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net loss	$(131,755)	$(10,088)	$(123,514)	$(3,566)	$(4,675)	$(3,015)	$(2,970)
Adjustments:
Property management expense	6,765	6,628	2,263	2,256	2,246	2,233	2,235
General and administrative expense	30,982	18,688	14,064	7,689	9,229	6,281	6,354
Real estate depreciation and amortization	70,570	72,312	23,771	23,560	23,239	23,623	23,474
Real estate impairment	111,719	—	111,719	—	—	—	—
Interest expense	28,619	28,435	9,661	9,498	9,460	9,400	9,557
Loss on extinguishment of debt	—	147	—	—	—	—	147
Other income	—	(1,410)	—	—	—	—	—
Total Net operating income (NOI)(1)	$116,900	$114,712	$37,964	$39,437	$39,499	$38,522	$38,797

Multifamily NOI:
Same-store portfolio	$107,987	$105,165	$35,043	$36,483	$36,461	$35,640	$35,668
Development	(186)	(175)	(62)	(61)	(63)	(58)	(61)
Total	107,801	104,990	34,981	36,422	36,398	35,582	35,607
Other NOI (Watergate 600)	9,099	9,722	2,983	3,015	3,101	2,940	3,190
Total NOI	$116,900	$114,712	$37,964	$39,437	$39,499	$38,522	$38,797
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(1) NOI is a non-GAAP measure. See “Definitions” on page 10 for the definition of NOI and reconciliation of Net loss to NOI on the current page.